EXHIBIT 99.1

American Resources Corporation Announces Pricing

of $33.7 Million Private Placement of Common Stock

FISHERS, IN / ACCESS NEWSWIRE / October 13, 2025 / American Resources Corporation (NASDAQ:AREC) ("American Resources" or the “Company”), a leader in the critical mineral supply chain, today announced that it has entered into a securities purchase agreement with several institutional investors for the purchase and sale of 9,480,282 shares of class A common stock at an offering price of $3.55 per share, in a private placement (the “Offering”).

The gross proceeds to the Company from the Offering are estimated to be approximately $33.7 million before deducting the placement agent’s fees and other estimated Offering expenses. The Offering is expected to close on or about October 14, 2025, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as the sole placement agent in connection with the Offering.

The offer and sale of the foregoing class A common shares are being made in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder, and the class A common shares have not been registered under the Securities Act or applicable state securities laws. Accordingly, the class A common shares may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the class A common shares purchased in the private placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

About American Resources Corporation (NASDAQ: AREC)

American Resources Corporation is a leader in the critical mineral supply chain, developing innovative solutions both upstream and downstream of the refining process. The company and its affiliates focus on the extraction and processing of metallurgical carbon and iron ore, essential ingredients in steelmaking, as well as critical and rare earth minerals for the electrification market and recycled metals.

Leveraging its affiliation and former parent status of ReElement Technologies Corporation, a leading provider of high-performance refining capacity for rare earth and critical battery elements, American Resources is investing in and developing efficient upstream and downstream critical mineral operations. These operations include mining interests in conventional and unconventional sources, recycling, and manufacturing.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure and electrification markets while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company's actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation's control. The words "believes", "may", "will", "should", "would", "could", "continue", "seeks", "anticipates", "plans", "expects", "intends", "estimates", or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

Investor Contact:

JTC Team, LLC

Jenene Thomas

908-824-0775

AREC@jtcir.com

Media Inquiries:

Marjorie Weisskohl

703-587-1532

mweisskohl@allseasonspr.com

Company Contact:

Mark LaVerghetta

317-855-9926 ext. 0

investor@americanresourcescorp.com